Exhibit 11

                American Portable Telecom, Inc. and Subsidiaries

                        (A Development Stage Enterprise)

                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)


Three Months Ended June 30,                              1996            1995
- - ---------------------------                              ----            ----

Primary Earnings
    Net (Loss)                                     $    (7,206)     $      (412)
                                                   ===========      ===========

Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding*                      68,105           59,086
                                                   ===========      ===========

Primary Earnings per Common Share
    Net (Loss)                                     $     (0.11)     $     (0.01)
                                                   ===========      ===========



Six Months Ended June 30,                                1996            1995
- - -------------------------                                ----            ----


Primary Earnings
    Net (Loss)                                     $   (13,877)     $      (919)
                                                   ===========      ===========

Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding*                      63,596           59,086
                                                   ===========      ===========

Primary Earnings per Common Share
    Net (Loss)                                     $     (0.22)     $     (0.02)
                                                   ===========      ===========



* Weighted average number of Common and Series A Common Shares Outstanding was calculated based on the number of Common Shares outstanding during the period adjusted to give retroactive effect to the recapitalization in conjunction with the Company's initial public offering, as if this transaction had occurred at January 1, 1995.